Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $1.52 for the Quarter Ended December 31, 2016

OMAHA, Neb.--(BUSINESS WIRE)--January 18, 2017--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $1.52 on net income available to common shareholders of $1.0 million for the fiscal quarter ended December 31, 2016.

“We are pleased with our start to fiscal 2017. Our business strategy is centered on customer service and reliability which enables us to compete in a challenging environment. We expect that we will enter into a period of sustained capital expenditures in order to maintain and enhance our competitive position in light of current operating conditions,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “As a leader in the Convenience Distribution industry, AMCON is actively seeking acquisitions in the convenience distribution and foodservice industries that can benefit from our extensive platform of services.”

For the first fiscal quarter, the Wholesale Distribution Segment reported revenues of $303.9 million and operating income of $4.0 million. Our Retail Health Food Segment reported revenues of $6.2 million and an operating loss of $0.3 million.

“One of our goals is to continue to develop our foodservice capabilities. Foodservice category sales are growing industry wide and we are among the leaders in program development,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution Segment.

“We were pleased with the opening of our new flagship Chamberlin’s store in Orlando. This new store opening was done contemporaneously with a brand reimaging and social media campaign focused on our historical strengths and differentiating factors. The growth in the retail health food sector has led to greater competition from new market entrants and we are working diligently to upgrade our facilities and offerings to meet the competitive pressure,” said Clifford Ginn, President of AMCON’s Retail Health Food Segment.

“We closed the December 31, 2016 quarter with shareholders’ equity of $66.7 million and consolidated debt of $13.1 million,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. Plummer added, “We continue to develop cutting edge technology products for our internal and external customers in a rapidly changing environment. Investing in our facilities and transportation equipment requires considerable commitment and capital. We continue to actively manage our working capital and liquidity which affords us the ability to invest in our businesses for the long-term which benefits our customers.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries Condensed Consolidated Balance Sheets December 31, 2016 and September 30, 2016

	December	September
	2016	2016
	(Unaudited)
ASSETS
Current assets:
Cash	$331,420	$605,380
Accounts receivable, less allowance for doubtful accounts of $0.7 million at December 2016 and $0.7 million at September 2016	26,427,248	30,033,104
Inventories, net	49,731,837	48,404,882
Deferred income taxes	1,088,148	1,441,919
Income taxes receivable	136,825	164,959
Prepaid and other current assets	6,638,196	8,608,049
Total current assets	84,353,674	89,258,293

Property and equipment, net	12,375,237	12,607,877
Goodwill	6,349,827	6,349,827
Other intangible assets, net	3,693,061	3,759,311
Other assets	264,008	288,082
	$107,035,807	$112,263,390
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,819,728	$18,164,983
Accrued expenses	5,657,934	6,792,884
Accrued wages, salaries and bonuses	1,656,895	3,580,996
Current maturities of long-term debt	365,243	362,495
Total current liabilities	23,499,800	28,901,358

Credit facility	9,804,445	10,537,226
Deferred income taxes	4,074,770	4,021,569
Long-term debt, less current maturities	2,929,414	3,021,824
Other long-term liabilities	31,134	30,815

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 678,938 shares outstanding and issued at December 2016 and 677,057 shares outstanding and issued at September 2016	8,314	8,184
Additional paid-in capital	20,784,552	19,525,554
Retained earnings	59,417,819	58,693,241
Treasury stock at cost	(13,514,441)	(12,476,381)
Total shareholders’ equity	66,696,244	65,750,598
	$107,035,807	$112,263,390

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Operations for the three months ended December 31, 2016 and 2015

	For the three months ended December
	2016	2015
Sales (including excise taxes of $91.0 million and $97.3 million, respectively)	$310,104,229	$322,008,249
Cost of sales	291,788,243	303,046,345
Gross profit	18,315,986	18,961,904
Selling, general and administrative expenses	15,698,319	15,845,134
Depreciation and amortization	526,433	566,949
	16,224,752	16,412,083
Operating income	2,091,234	2,549,821

Other expense (income):
Interest expense	217,543	212,454
Other (income), net	(5,773)	(27,255)
	211,770	185,199
Income from operations before income tax expense	1,879,464	2,364,622
Income tax expense	833,000	1,009,000
Net income	1,046,464	1,355,622
Preferred stock dividend requirements	—	(49,177)
Net income available to common shareholders	$1,046,464	$1,306,445

Basic earnings per share available to common shareholders	$1.54	$2.09
Diluted earnings per share available to common shareholders	$1.52	$1.85

Basic weighted average shares outstanding	681,668	625,356
Diluted weighted average shares outstanding	688,676	733,484

Dividends declared and paid per common share	$0.18	$0.18

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Cash Flows for the three months ended December 31, 2016 and 2015

	December	December
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,046,464	$1,355,622
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	460,183	475,699
Amortization	66,250	91,250
Gain on sale of property and equipment	(23,559)	(11,441)
Equity-based compensation	459,278	349,522
Deferred income taxes	406,972	419,524
Provision for losses on doubtful accounts	183	8,000
Provision for losses on inventory obsolescence	58,776	44,903
Other	319	(2,011)
Changes in assets and liabilities:
Accounts receivable	3,605,673	448,271
Inventories	(1,385,731)	17,044,395
Prepaid and other current assets	1,969,853	(4,683,879)
Other assets	24,074	37,392
Accounts payable	(2,179,939)	(1,268,360)
Accrued expenses and accrued wages, salaries and bonuses	(2,370,918)	(2,046,917)
Income taxes receivable	28,134	454,861
Net cash flows from operating activities	2,166,012	12,716,831

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(400,778)	(361,565)
Proceeds from sales of property and equipment	31,478	14,000
Net cash flows from investing activities	(369,300)	(347,565)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on bank credit agreements	(732,781)	(9,752,570)
Principal payments on long-term debt	(89,662)	(86,998)
Repurchase of common stock	(1,038,060)	(2,154,670)
Dividends paid on convertible preferred stock	—	(49,177)
Dividends on common stock	(127,713)	(119,514)
Withholdings on the exercise of equity-based awards	(82,456)	(81,406)
Net cash flows from financing activities	(2,070,672)	(12,244,335)
Net change in cash	(273,960)	124,931
Cash, beginning of period	605,380	219,536
Cash, end of period	$331,420	$344,467

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$223,802	$225,512
Cash paid during the period for income taxes	397,894	134,615

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	2,128	22,351
Dividends payable	194,173	178,614
Issuance of common stock in connection with the vesting and exercise of equity-based awards.	1,262,763	1,174,981

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727